UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

FULGENT GENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37894	81-2621304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of Principal Executive Offices)	Zip Code

(626) 350-0537

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 16, 2017, Fulgent Genetics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (“Annual Meeting”) at its principal executive offices. An aggregate of 17,676,256 shares of the Company’s common stock were outstanding as of March 24, 2017, the record date for the Annual Meeting, and entitled to vote at the Annual Meeting. Of these shares, 13,888,119 shares were present in person or by proxy at the Annual Meeting, constituting a quorum of 79%. The Company’s stockholders considered and voted on three proposals at the Annual Meeting and cast their votes on each proposal as set forth below.

Proposal 1: To elect four directors, each to serve a one-year term until the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified. The results of the voting on Proposal 1 were as follows:

Directors	For	Withheld	Broker Non-Votes
Ming Hsieh	12,164,297	378,160	1,345,662
John Bolger	11,421,192	1,121,265	1,345,662
James J. Mulay (Mulé), I.Ph.D.	11,421,400	1,121,057	1,345,662
Yun Yen, M.D., Ph.D., F.A.C.P.	11,363,521	1,178,936	1,345,662

Proposal 2: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The results of the voting on Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
13,852,976	4,851	30,292	—

Proposal 3: To approve an amendment to the Company’s certificate of incorporation to reduce the number of shares of common stock that the Company is authorized to issue from 200,000,000 to 50,000,000. The results of the voting on Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
12,546,348	426	2,750	1,338,595

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2017	FULGENT GENETICS, INC.

	By:	/s/ Paul Kim
Name: Paul Kim
Title: Chief Financial Officer

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